UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2024
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01     Other Events.

On November 6, 2024, Virgin Galactic Holdings, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (the “Agent”) providing for the offer and sale of up to $300,000,000 of shares of the Company’s common stock, par value $0.0001 per share, from time to time by the Company through the Agent, acting as the Company’s sales agent, or directly to the Agent, acting as principal.

Sales of shares of the Company’s common stock, if any, as contemplated by the Sales Agreement, made through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions or (vi) through a combination of any such methods.

The Agent is not required to sell any specific number or dollar amount of shares of the Company’s common stock, but has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal sales and trading practices, to sell the shares of the Company’s common stock on the terms agreed upon by the Agent and the Company.

The Sales Agreement provides that the Agent will be entitled to a commission in the amount of up to 3.0% of the gross sales price per share of all Shares sold through the Agent under the Sales Agreement.

Under the terms of the Sales Agreement, the Company may also sell shares of its common stock to the Agent, as principal, at a price agreed upon at the time of sale. In any such sale to the Agent as principal, the Company may agree to pay the Agent a commission or underwriting discount that may exceed 3.0% of the gross sales price of the Company’s common stock sold to the Agent, as principal.

The Company intends to use any net cash proceeds it receives from the issuance and sale by it of any shares of the Company’s common stock to or through the Agent to further accelerate the development and production of its next-generation spaceflight fleet, including an additional mothership and third and fourth Delta Class spaceships. The Company may also use a portion of any net proceeds for general corporate purposes, including working capital and general and administrative matters.

The Sales Agreement is filed herewith as Exhibit 1.1. The Sales Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Agent, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The description of the Sales Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit and incorporated herein by reference.

On November 4, 2024, the Company’s distribution agency agreement, dated June 22, 2023, with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (the “Distribution Agency Agreement”) and providing for the issuance and sale of up to an aggregate of $400 million of shares of the Company’s common stock, was terminated. Prior to its termination, the Company issued and sold an aggregate of 12.8 million shares of common stock for $396.2 million of gross proceeds under the Distribution Agency Agreement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale Agreement, dated November 6, 2024, by and among the Company and Jefferies LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: November 7, 2024	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer